UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)  March 8, 2005

NeoPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-90516	51-0327886
(Commission File Number)	(IRS Employer Identification No.)

150 Field Drive, Suite 195, Lake Forest, IL  60045

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (847) 295-8678

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 Entry Into a Material Agreement

Terms of Employment for Ronald G. Eidell.

On March 10, 2005, NeoPharm, Inc. (the “Company”) and Mr. Ronald G. Eidell agreed to the principal terms under which Mr. Eidell will be employed, on an interim basis, as the Company’s President and Chief Executive Officer (“CEO”) effective as of March 8, 2005 (the “Terms of Employment”)

                In accordance with the Terms of Employment, Mr. Eidell (also referred to herein as the “Executive”) will receive a Base Salary of $325,000.  Other terms of Mr. Eidell’s employment, which are to be incorporated into a definitive employment agreement (the “Employment Agreement”) between Mr. Eidell and the Company, will include the following:

•                                          Term.  Mr. Eidell shall serve as the CEO and President of NeoPharm, Inc. on an interim basis until his successor shall be duly elected and qualified by the Board of Directors or until his employment shall be otherwise terminated, whichever is earlier.

•                                          Bonus.  Mr. Eidell shall be eligible to receive a bonus (the “Bonus”) based on a percentage of his Base Salary, and prorated for the period of his employment.  The Bonus, if any, shall be determined by the Compensation Committee of the Board based on the achievement by the Company of certain specific strategic plans and goals (the “Performance Goals”) during the Executive’s period of employment with such Performance Goals to be determined by the Board, in consultation with the Executive, within 90 days of Executive’s employment.  Achievement of the Performance Goals, as determined by the Compensation Committee, shall result in the following payments to Mr. Eidell as a percentage of Base Salary:

Level of Achievement	Bonus as Percent of Base Salary

Below Target	0 - 35%
Target Goal	35%
Overachievement Goal	35% - 50%

•                                          Options.  The Company shall grant to Executive options pursuant to the Company’s 1998 Equity Incentive Plan (the “Option Plan”), as amended, to purchase 80,000 shares of the Company’s Common Stock (the “Options”) at an option exercise price equal to the Fair Market Value as of the Date of Grant, as determined under the Option Plan.  The Options shall vest upon the termination of the Term as a result of the Executive’s stepping down to allow a new permanent CEO to take office or, if the term has not previously ended, one year from the Date of Grant, whichever occurs earlier.

•                  Additional Benefits.

•                                          The Company will provide Executive with a monthly transportation allowance in the amount of $1,500.00 per month to be used by Executive for commuting to and from the Company’s offices;

•                                          The Company will provide Executive and his family with the opportunity to receive group medical coverage under the terms under the Company’s health insurance plan, but subject to completion of normal waiting periods during which time the Company will pay or reimburse the Executive for the costs of COBRA coverage for the Executive and his family;

•                                          Executive shall be eligible to participate in the Company’s 401(k) program and life insurance programs.

•                  Terms of Agreement with Tatum Partners.  As Mr. Eidell is a partner in Tatum Partners, LLC (“Tatum Partners”), the Company will enter in a separate agreement with Tatum Partners providing for up to 20% of Mr. Eidell’s Base Salary and Bonus, if any, to be remitted to Tatum Partners in consideration for Mr. Eidell’s serving as President and CEO of the Company, which agreement may also include, but not be limited to, provisions obligating the Company to indemnify and hold harmless Tatum Partners.

•                  Other Standard Terms and Conditions.  The Employment Agreement to be entered into by the Company with Mr. Eidell will also include such additional terms, conditions and consents, including restrictive covenants, as the officer of the Company negotiating such agreement shall determine to be advisable.

The foregoing summary of certain provisions of the Terms of Employment is qualified in its entirety by reference to the text of the Terms of Employment which is attached as Exhibit 10.1 to this Current Report on Form 8-K.  Upon execution of the Employment Agreement, a copy of such agreement will be filed by the Company as an exhibit to an additional Current Report on Form 8-K.

Relationship.  Prior to his employment as interim President and CEO of the Company, Mr. Eidell has been a member of the Board of Directors since November 2004 and has been serving as Chairman of the Audit Committee and as a member of the Company’s Corporate Governance Committee.

A copy of the press release issued by the Company on March 9, 2005 announcing the appointment of Mr. Eidell is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Separation Agreement and Full Release of All Claims with Gregory P. Young.

                On March 8, 2005, Mr. Gregory P. Young resigned as President and CEO, and as a director, of the Company.  On March 11, 2005, the Company entered into a Separation Agreement and Full Release of All Claims (the “Separation Agreement”) with Gregory P. Young.  The Separation Agreement provides for the following:

•                                          Salary Continuance.  Salary to continue for twelve months based upon Mr. Young’s current base salary at the time of his resignation (which was $325,000 per year), subject to forfeiture for providing services to certain competing businesses and offset for other income; salary continuance shall cease upon Executive’s accepting a full time position with an entity other than a charitable entity.

•                                          Medical Insurance.  Continue to provide medical insurance plan coverage, or COBRA, to Executive and his family for 12 months.

•                                          Advisory Services.  Mr. Young to be available for a period of 12 months to provide advice on business operations and strategies.

•                                          Options.  While Mr. Young is providing advisory services as a consultant to the Company, his previously granted options shall continue to vest.

                The Separation Agreement also provides for career counseling services to be made available to Mr. Young and contains reciprocal releases and contains various covenants, including covenants relating to employment by a competing business, solicitation of any current employee, supplier, customer or client of the Company, and covenants regarding indemnification, non-disclosure of confidential information and the transfer to the Company of ownership of all ideas, inventions, trademarks and other developments or improvements conceived or developed by Mr. Young, alone or with others, during the term of his employment by the Company.  These covenants will extend for a period of 12 months following the date of Mr. Young’s termination of employment.

Though the Separation Agreement has been entered into as of March 11, 2005, under its terms, the Executive has been given seven (7) days from the date of signing the Agreement to revoke the Agreement in writing in its entirety (the “Revocation Period”).  The Executive has acknowledged that the Agreement will not become effective or enforceable until the Revocation Period has expired and, pending the expiration of the Revocation Period, the Company is not obligated to make any of the payments or provide any of the benefits to be provided under the Separation Agreement.  If the Separation Agreement is revoked by Mr. Young, he will forfeit all severance and other consideration from the Company that is contemplated by the terms of the Separation Agreement.

The foregoing description is a summary of certain provisions of the Separation Agreement and is qualified in its entirety by reference to the text of the Separation Agreement which is filed as Exhibit 10.2 to this Current Report to Form 8-K.  A copy of the press release announcing Mr. Young’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Relationship.  Following his resignation as the President and CEO of the Company, and as a Director of the Company, and other than in his continuing role as advisor to the Company pursuant to the Separation Agreement, Mr. Young will have no other relationship with the Company or any of its affiliates.

Amendment of Separation Agreement and Full Release of All Claims with James M. Hussey.

On March 11, 2005, the Company entered into Amendment No. 1 to the Separation Agreement and Full Release of All Claims (the “Hussey Agreement”) dated as of June 17, 2004, with Mr. James M. Hussey, former CEO and President of the Company.  Under the terms of Amendment No. 1, Mr. Hussey has agreed to accept a Stock Bonus under the Company 1998 Equity Incentive Plan in lieu of all remaining cash payments due to him under the Hussey Agreement.  As of March 10, 2005, the effective date of the Amendment, Mr. Hussey was owed a total of $188,353, which amount, at the closing price of the Company’s Common Stock on March 10, 2005, resulted in the amount of a Stock Bonus to Mr. Hussey consisting of 23,692 shares of the Company’s Common Stock.

                The foregoing description is a summary of certain provisions of the Amendment to the Hussey Agreement.  It does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.3 to this current report on Form 8-K.  The Hussey Agreement is incorporated by reference herein from Exhibit 10.03 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

Relationship.  Under the terms of the Hussey Agreement, Mr. Hussey continues to provide consulting services to the Company until June 17, 2006.  Other than such consulting services, Mr. Hussey does not have any ongoing relationship with the Company or its affiliates.

1.02            Termination of a Material Definitive Agreement

The Employment Agreement dated as of June 17, 2005 between the Company and Mr. Young, a copy of which is hereby incorporated by reference from Exhibit 10.02 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, has been superceded as of March 8, 2005 by the Separation Agreement described in Item 1.01, which description is incorporated by reference herein.  The Employment Agreement had described the salary, benefits and restrictive covenants applicable during and after Mr. Young’s employment with the Company.

5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                As described under Item 1.01 above, Mr. Gregory P. Young resigned as the President, CEO and a member of the Board of Directors, effective March 8, 2005, and Mr. Ronald G. Eidell was elected to serve as the Company’s interim President and CEO, effective March 8, 2005.  A summary of the material terms and conditions of Mr. Eidell’s Employment Agreement and of Mr. Young’s Separation Agreement are set forth in Item 1.01 above, which description is incorporated by reference into this Item 5.02.

                Mr. Eidell, 61, has been a partner with Tatum Partners, LLP, a national professional services firm since October 2004.  He is a financial executive with over 30 years experience with small and large public and private companies, domestic and international.  He has been the CFO with three public companies - NovaMed, Inc., 1998-2001, Metromail Corporation, 1996-1998, and Advance Systems, Inc., 1987, and one private company - Esoterix, Inc., 2001-2003 - covering a variety of industry areas: health care services, information services, business services and printing.  His professional experience includes 10 years in public accounting with Arthur Andersen and 13 years with R.R. Donnelly where he served as General Auditor, Corporate Controller and Senior Vice President of Finance and Treasurer.  Prior to joining Tatum Partners, Mr. Eidell was Executive Vice President and CEO of Esoterix, Inc., a $120 million net revenue private company providing medical testing services, including clinical trials services, to health care professionals and organizations, including biopharmaceutical companies, from December 2001 to December 2003.  Mr. Eidell was retained as a consultant to Esoterix from December 2003 to June 2004.  Mr. Eidell currently serves on the Board of NeoPharm, Inc.  Mr. Eidell received his MBA from the University of Chicago, and has a Bachelors of Science in Business Administration from Drexel University, Philadelphia, Pennsylvania, where he also serves on the Dean’s Advisory Counsel to the University’s LeBow College of Business.

                Relationships of the Parties.  There is no family relationship between either Mr. Eidell or Mr. Young and any of the Company’s other officers or directors.

                A copy of the press release issued by the Company on March 8, 2005 announcing the resignation of Mr. Young and the appointment of Mr. Eidell is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits (See Exhibits)

Exhibit No.	Description of Exhibits

10.1	Terms of Employment dated March 10, 2005 between the Company and Ronald G. Eidell.

10.2	Separation Agreement and Full Release of All Claims, dated March 11, 2005 between the Company and Gregory P. Young.

10.3	Amendment No. 1 to the Separation Agreement and Full Release of All Claims, dated March 11, 2005 between the Company and James M. Hussey.

99.1	Press Release dated March 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2005	NeoPharm, Inc.

/s/ Lawrence A. Kenyon
	By:	Lawrence A. Kenyon
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Terms of Employment dated March 10, 2005 between the Company and Ronald G. Eidell.

10.2	Separation Agreement and Full Release of All Claims, dated March 11, 2005 between the Company and Gregory P. Young.

10.3	Amendment No. 1 to the Separation Agreement and Full Release of All Claims, dated March 11, 2005 between the Company and James M. Hussey.

99.1	Press Release dated March 9, 2005.